Exhibit 99.1

Tronox Reports Fourth Quarter and Full Year 2019 Financial Results

2019 Adjusted EPS, Free Cash Flow and Synergies exceeded previously issued guidance

Strong execution on operating and commercial initiatives across unmatched global footprint and margin benefits from vertical integration

Increasing quarterly dividend by 56%; Raising acquisition synergy targets

Fourth Quarter 2019 Highlights (Reported Basis):

•	Revenue of $693 million

•	Income from operations of $44 million; Adjusted EBITDA of $156 million; Adjusted EBITDA margin of 23 percent (Non-GAAP)

•	GAAP diluted EPS of $0.00; Adjusted diluted EPS of $0.14 (Non-GAAP)

•	TiO2 local selling prices 1 percent lower benefiting from margin stability initiatives and sales volumes down within seasonally typical range, 9 percent, versus third quarter 2019

•
Zircon continues to deliver strong profitability and margin enhancement despite softer market conditions as revenue up 4 percent versus third quarter 2019 driven by 7 percent sales volume increase partially offset by 3 percent lower selling prices

Full Year 2019 Highlights (Reported Basis):

•	Revenue of $2,642 million

•	Income from operations of $95 million; Adjusted EBITDA of $615 million within previously issued guidance range; Adjusted EBITDA margin of 23 percent (Non-GAAP)

•	GAAP diluted loss per share from continuing operations of ($0.81); Adjusted diluted EPS of $0.47 above top-end of previously issued guidance range (Non-GAAP)

•	Total acquisition synergies of $89 million achieved, exceeding increased guidance issued in the third quarter of $65 million by $24 million

•	Free Cash Flow of $214 million exceeded top-end of previously issued guidance by $79 million (Non-GAAP)

•	Returned $315 million to shareholders through share repurchases and regular dividend payments

•	$100 million discretionary debt repayment made in December 2019

Dividend Increase; Raising Synergy Targets; Full Year 2020 Outlook:

•
Board declared increase in quarterly dividend of 56%, which equates to a $0.28 per share annual dividend, up from $0.18 per share, reinforcing confidence in our business model and ability to generate strong free cash flow throughout cycles

•	Raising total synergies targets for 2020 to $190 million, 2021 to $275 million, and 2022 to $325 million

•	Full Year 2020 Outlook:

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‒	Revenue of $3.0 – $3.3 billion

‒	Adjusted EBITDA of $700 – $800 million (Non-GAAP)

‒	Adjusted diluted EPS of $0.55 – $1.10 (Non-GAAP)

‒	Capex of $260 – $290 million

‒	Free Cash Flow over $200 million (Non-GAAP)

STAMFORD, Conn., Feb 25, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending December 31, 2019, as follows:

Summary of Financial Results for the Quarter Ending December 31, 2019

Reported Basis

(Millions of dollars)	Q4 2019	Q4 2018	Y-o-Y %∆	Q3 2019	Q-o-Q %∆
Revenue	$693	$429	62%	$768	(10%)
TiO2	544	252	116%	603	(10%)
Zircon	71	82	(13%)	68	4%
Feedstock and other products	78	95	(18%)	97	(20%)
Net (Loss) Income from Continuing Ops	$(5)	$6	(183%)	$(12)	58%
Adjusted EBITDA	$156	$120	30%	$184	(15%)
Adjusted EBITDA Margin %	23%	28%		24%

	Y-o-Y %∆			Q-o-Q %∆
	Volume	Price		Volume	Price
TiO2	125%	(5%)		(9%)	(1%)
Local Currency Basis	-	(4%)		-	(1%)
Zircon	(8%)	(6%)		7%	(3%)

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Pro Forma Basis

(Millions of dollars)	Q4 2019	Q4 2018	Y-o-Y %∆	Q3 2019	Q-o-Q %∆
Revenue	$693	$728	(5%)	$768	(10%)
TiO2	544	550	(1%)	603	(10%)
Zircon	71	107	(34%)	68	4%
Feedstock and other products	78	71	10%	97	(20%)
Net Income from Continuing Ops	$1	$62	(98%)	$26	(96%)
Adjusted EBITDA	$156	$216	(28%)	$184	(15%)
Adjusted EBITDA Margin %	23%	30%		24%

	Y-o-Y %∆			Q-o-Q %∆
	Volume	Price		Volume	Price
TiO2	3%	(5%)		(9%)	(1%)
Local Currency Basis	-	(4%)		-	(1%)
Zircon	(29%)	(6%)		7%	(3%)

Jeffry Quinn, Chairman and Chief Executive Officer commented:

“2019 marked a transformative year for Tronox with the close of the Cristal acquisition.  As the world’s largest vertically integrated TiO2 producer with an unmatched global footprint, we continue to grow with our customers as they grow anywhere in the world and benefit from our alignment with customers growing faster than the overall market. The success of our bespoke win-win margin stability initiative continues to enhance the stability of our top line relative to historical industry patterns.  We are well-positioned to create significant value for our shareholders.

“Our financial performance in 2019 was driven by strong execution on the many operating and commercial initiatives that were within our control, such as delivering synergies through our accelerated acquisition integration program, optimizing our global vertically integrated footprint, managing our cost structure and wisely allocating capital.  Despite macro-economic challenges, our Adjusted EBITDA margin remained strong at 23 percent, we generated free cash flow of $214 million and returned $315 million to shareholders through share repurchases and our dividend.  We also achieved total acquisition synergies of $89 million during the year, exceeding our Investor Day target by $44 million and third quarter increased guidance by $24 million.  Every day we are finding additional value-creating opportunities in the new Tronox.  As a result, we are significantly increasing our synergy targets for 2020 and beyond.

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“Our global team is moving forward in 2020 together as one new Tronox.  We remain focused on execution and delivery of our vertical integration strategy, which is creating an enterprise that displays greater stability in financial performance and cash generation throughout the cycle.  We will continue to manage what we can control – achieving the increased synergy targets, investing in our business through well-conceived, well-executed high return projects, deleveraging the balance sheet, and returning capital to shareholders through an increased dividend.

“Certainly, economic and global macro uncertainty remain as we have entered 2020, but we believe the outlook for the TiO2 sector is strong. As we emerge from a prolonged, but shallow industry trough, we have seen the beginning of an uptick in volumes and believe that historically this has been a precursor to an improving price environment. Due to our competitive advantage of vertical integration through a global footprint, we are confident that we will continue to outperform our industry peers in terms of EBITDA margin and free cash flow generation irrespective of the economic environment.  We will deliver on our financial targets while remaining committed to employee development, safety and sustainability.”

The Board of Directors declared a quarterly dividend of $0.07 per share payable on Friday, March 20, 2020, to shareholders of record of the Company's ordinary shares at the close of business on Monday, March 9, 2020.

Full Year 2020 Outlook

Regarding the Company’s outlook for the full year 2020, Quinn commented, “Balancing global macro-economic uncertainty and near-term softness in zircon demand with the beginning of an uptick in the TiO2 sector and our confidence in our ability to deliver our increased synergy target, we are issuing the following outlook for 2020:

•	Full Year 2020 Outlook:

•	Revenue of $3.0 – $3.3 billion

•	Adjusted EBITDA of $700 – $800 million (Non-GAAP)

•	Adjusted diluted EPS of $0.55 – $1.10 (Non-GAAP)

•	Capex of $260 – $290 million

•	Free Cash Flow over $200 million (Non-GAAP)

Note: for the Company’s guidance with respect to full-year 2020 Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measures are uncertain, out of the Company’s control or cannot be reasonably predicted.

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Financial Summary for the Quarter Ending December 31, 2019 (Reported Basis)

Tronox reported revenue of $693 million for the fourth quarter 2019, an increase of 62 percent from $429 million in the fourth quarter 2018.  Income from operations of $44 million compared to $68 million in the year-ago quarter.  Net income from continuing operations attributable to Tronox was nil, or $0.00 per diluted share, compared to net loss from continuing operations attributable to Tronox of $5 million, or $0.05 per diluted share, in the year-ago quarter.  Net loss from continuing operations attributable to Tronox in the fourth quarter 2019 included an inventory step-up charge, transaction costs, restructuring and integration costs, loss on extinguishment of debt, a pension settlement gain and a charge for a capital gains tax payment that, combined, totaled $19 million or $0.14 per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $19 million, or $0.14 per diluted share.  Adjusted EBITDA of $156 million increased 30 percent compared to $120 million in the prior-year quarter.

Note: Since Tronox and Cristal combined their respective businesses on April 10, 2019 and to assist in the following discussion of fourth quarter 2019 performance compared to the fourth quarter 2018, we have provided the results on both a pro forma basis and a reported basis.

Fourth Quarter 2019 vs. Fourth Quarter 2018

Reported Basis

•	Revenue of $693 million, increased 62 percent from $429 million

•	TiO2 sales of $544 million, including revenue from the acquired Cristal operations, increased 116 percent compared to $252 million

•	Zircon sales of $71 million, including revenue from the acquired Cristal operations, decreased 13 percent from $82 million

•	Feedstock and other products sales of $78 million, including revenue from the acquired Cristal operations, decreased 18 percent from $95 million

•	Adjusted EBITDA of $156 million increased 30 percent compared to $120 million

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Pro Forma Basis

•	Revenue of $693 million was 5 percent lower than $728 million in the year-ago quarter

•
TiO2 sales of $544 million were 1 percent lower compared to $550 million; sales volumes increased 3 percent; selling prices were 4 percent lower on a local currency basis and 5 percent lower on a U.S. dollar basis

•
Zircon sales of $71 million were 34 percent lower than $107 million in the year-ago quarter; sales volumes were 29 percent lower when compared to a very strong prior-year quarter of shipments, as well as softer market conditions, primarily in China, with continued impacts felt by the trade war, environmental regulations and generally slower growth

•	Feedstock and other products sales of $78 million increased 10 percent from $71 million on higher CP slag sales

•
Adjusted EBITDA of $156 million was 28 percent lower than $216 million in the year-ago quarter, due to lower TiO2 selling prices, lower zircon sales volumes and selling prices and higher production costs, partially offset by favorable foreign exchange on costs, primarily the South African rand and Australian dollar, and acquisition synergies

Fourth Quarter 2019 vs. Third Quarter 2019

Reported Basis

•	Revenue of $693 million decreased 10 percent compared to $768 million

•
TiO2 sales of $544 million were 10 percent lower than $603 million; sales volumes declined within the seasonally typical range – 9 percent – and selling prices were 1 percent lower on a local currency basis and on a U.S. dollar basis

•	Zircon sales of $71 million increased 4 percent from $68 million, driven by a 7 percent increase in sales volumes benefiting from shipment timing, partially offset by 3 percent lower selling prices

•	Feedstock and other products sales of $78 million decreased 20 percent from $97 million driven by lower CP slag and pig iron sales volumes

~~•~~
Adjusted EBITDA of $156 million decreased 15 percent compared to $184 million, primarily due to seasonally normal lower sales volumes for TiO2, lower feedstock and other sales volumes, higher production costs and the absence of integration margin benefits, partially offset by favorable foreign exchange on costs, primarily the South African rand and Australian dollar, and acquisition synergies

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Other Financial Information

•	On December 31, 2019, debt was $3,026 billion and debt, net of cash and cash equivalents was $2,724 million, excluding restricted cash

•	As of December 31, 2019, liquidity was $648 million comprised of cash and cash equivalents of $302 million and $346 million available under revolving credit agreements

•	In the fourth quarter 2019, capital expenditures were $58 million and depreciation, depletion and amortization expense was $75 million

•	Tronox returned approximately $315 million to shareholders in 2019 through share repurchases and regular dividend payments

Financial Summary for the Year Ending December 31, 2019 (Reported Basis)

Tronox reported revenue of $2,642 million for 2019, an increase of 45 percent from $1,819 million in 2018.  Income from operations of $95 million compared to $200 million in the year-ago period.  Net loss from continuing operations attributable to Tronox of $114 million, or $0.81 per diluted share, compared to a net loss from continuing operations attributable to Tronox of $7 million, or $0.06 per diluted share, in the year-ago period.  Net loss from continuing operations attributable to Tronox in 2019 included an inventory step-up charge; transaction, restructuring and integration costs; loss on extinguishment of debt; a pension settlement gain; and a charge for a capital gains tax payment that, combined, totaled $180 million or $1.28 per diluted share.  Excluding these items, adjusted net income from continuing operations attributable to Tronox (Non-GAAP) was $66 million, or $0.47 per diluted share.  Adjusted EBITDA of $615 million increased 20 percent compared to $513 million in the prior year.

Webcast Conference Call

Tronox will conduct a webcast conference call on Wednesday, February 26, 2020, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 2287089

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Conference Call Presentation Slides will be used during the conference call and will be available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on February 26, 2020, 11:30 a.m. ET (New York), until March 4, 2020, 11:30 a.m. ET (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 2287089

Upcoming Conferences

During the first quarter 2020, a member of management is scheduled to present at the following conference:

•	Alembic Global Advisors Conference, Deer Valley, UT, February 27-28, 2020

Accompanying conference and meeting materials will be available at http://investor.tronox.com

About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance, including anticipated synergies, based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  Beginning with the reporting of our first quarter of 2019 results, we modified our definition of the Adjusted EBITDA metric to exclude all realized and unrealized gains and losses caused by foreign currency re-measurement to be more consistent with how we report this metric to our lenders.  We have revised the comparable periods for consistency.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

•
Provide an additional view of the operating performance of the Company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, integration costs, purchase accounting adjustments, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

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•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies; and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

For the Company’s guidance with respect to full year 2020 Adjusted EBITDA, Adjusted diluted earnings per share and Free Cash Flow, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonably predicted.

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Unaudited Pro Forma Financial Information

On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for 2019 compared to 2018 and the fourth quarter of 2019 compared to the fourth quarter of 2018.  Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three and twelve months ended December 31, 2019 reflect the results of the combined business from April 10, 2019, while the three and twelve months ended December 31, 2018 include only the results of the legacy Tronox business. To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement and Adjusted EBITDA information is provided on a consolidated basis and is referred to as "pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal's North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt / Jennifer Guenther
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$693	$429	$2,642	$1,819
Cost of goods sold	545	311	2,159	1,321
Contract loss	-	-	19	-
Gross profit	148	118	464	498
Selling, general, and administrative expenses	95	50	347	267
Restructuring	9	-	22	-
Impairment loss	-	-	-	31
Income from operations	44	68	95	200
Interest expense	(47)	(49)	(201)	(193)
Interest income	2	10	18	33
Loss on extinguishment of debt	(1)	-	(3)	(30)
Other income (expense), net	1	6	3	33
(Loss) income from continuing operations before income taxes	(1)	35	(88)	43
Income tax (provision) benefit	(4)	(29)	(14)	(13)
Net (loss) income from continuing operations	(5)	6	(102)	30
Net income from discontinued operations, net of tax	-	-	5	-
Net (loss) income	(5)	6	(97)	30
Net (loss) income attributable to noncontrolling interest	(5)	11	12	37
Net income (loss) attributable to Tronox Holdings plc	$-	$(5)	$(109)	$(7)

Net (loss) income per share, basic:
Continuing operations	$-	$(0.05)	$(0.81)	$(0.06)
Discontinued operations	$-	$-	$0.03	$-
Net (loss) income per share, basic	$-	$(0.05)	$(0.78)	$(0.06)

Net (loss) income per share, diluted:
Continuing operations	$-	$(0.05)	$(0.81)	$(0.06)
Discontinued operations	$-	$-	$0.03	$-
Net (loss) income per share, diluted:	$-	$(0.05)	$(0.78)	$(0.06)

Weighted average shares outstanding, basic (in thousands)	141,923	123,079	139,859	122,881
Weighted average shares outstanding, diluted (in thousands)	141,923	123,079	139,859	122,881

Other Operating Data:
Capital expenditures	$58	$34	$198	$117
Depreciation, depletion and amortization expense	$75	$50	$280	$195

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TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$-	$(5)	$(109)	$(7)
Net income from discontinued operations, net of tax (U.S. GAAP)	-	-	5	-
Net (loss) income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$-	$(5)	$(114)	$(7)
Inventory step-up (a)	2	-	91	-
Impairment loss (b)	-	-	-	31
Contract loss (c)	-	-	14	-
Transaction costs (d)	3	7	32	66
Restructuring (e)	8	-	21	-
Integration costs (f)	8	-	16	-
Tax valuation allowance reversal (g)	-	-	-	(48)
Loss on extinguishment of debt (h)	1	-	3	30
Share-based compensation modification (i)	-	-	-	(6)
Pension settlement gain (j)	(1)	-	(1)	(3)
Charge for capital gains tax payment to Exxaro (k)	(2)	-	4	-
Reversal of accrual related to tax settlement (l)	-	(11)	-	(11)
Income tax settlement for prior years (m)	-	11	-	11
Income tax expense - deferred tax assets (n)	-	6	-	6
Adjusted net income from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$19	$8	$66	$69

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$-	$(0.05)	$(0.81)	$(0.06)

Inventory step-up, per share	0.01	-	0.65	-
Impairment loss, per share	-	-	-	0.25
Contract loss, per share	-	-	0.10	-
Transaction costs, per share	0.02	0.06	0.23	0.53
Restructuring, per share	0.06	-	0.15	-
Integration costs, per share	0.06	-	0.11	-
Tax valuation allowance reversal, per share	-	-	-	(0.38)
Loss on extinguishment of debt, per share	0.01	-	0.02	0.24
Share-based compensation modification, per share	-	-	-	(0.05)
Pension settlement gain	(0.01)	-	(0.01)	(0.02)
Charge for capital gains tax payment to Exxaro, per share	(0.01)	-	0.03	-
Reversal of accrual related to tax settlement, per share	-	(0.09)	-	(0.09)
Income tax settlement for prior years, per share	-	0.09	-	0.09
Income tax expense - deferred tax assets, per share	-	0.05	-	0.05
Diluted adjusted net (loss) income from continuing operations per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.14	$0.06	$0.47	$0.56

Weighted average shares outstanding, diluted (in thousands)	143,124	125,134	140,961	125,279

(1) Only the inventory step-up, contract loss and restructuring amounts for both the three and twelve months of 2019 have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.

(a) Represents a net-of-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b) Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the Consolidated Statements of Operations.
(c) Represents a net-of-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in "Contract loss" in our Consolidated Statements of Operations.
(d) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the Consolidated Statements of Operations.
(e) Represents amounts for employee-related costs, including severance, net of tax .
(f) Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the Consolidated Statements of Operations.
(g) Represents the reversal of the tax valuation allowance attributable to our operating subsidiary in the Netherlands.
(h) 2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver and a voluntary prepayment made on the Term Loan Facility. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.
(i) Represents the reversal of previously recorded expense due to a modification to the Integration Incentive Award.
(j) 2019 amount represents settlement gain related to the U.S. Pension Plan (acquired as part of the Cristal Transaction). 2018 amount represents settlement gain related to former U.S. postretirement medical plan.
(k) Represents the payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holdings plc included in "Other expense, net" in the Consolidated Statements of Operations.
(l) Represents the reversal of an accrual as a result of a tax settlement.
(m) Represents a charge to tax expense for the settlement of prior year tax returns with a foreign tax authority.
(n) Represents a charge to tax expense for the impact on deferred tax assets from a change in tax rates in a foreign tax jurisdiction.

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TRONOX HOLDINGS PLC
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$302	$1,034
Restricted cash	9	662
Accounts receivable, net of allowance for doubtful accounts	482	317
Inventories, net	1,131	479
Prepaid and other assets	166	50
Income taxes receivable	6	2
Total current assets	2,096	2,544

Noncurrent Assets
Property, plant and equipment and mineral leaseholds, net	2,614	1,800
Intangible assets, net	208	176
Lease right of use assets, net	101	-
Deferred tax assets	110	37
Other long-term assets	162	85
Total assets	$5,291	$4,642

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	356	$133
Accrued liabilities	291	140
Short-term lease liabilities	38	-
Long-term debt due within one year	38	22
Income taxes payable	1	5
Total current liabilities	724	300

Noncurrent Liabilities
Long-term debt, net	2,988	3,139
Pension and postretirement healthcare benefits	160	93
Asset retirement obligations	142	68
Environmental Liabilities	65	1
Long-term lease liabilities	62	-
Long-term deferred tax liabilities	184	163
Other long-term liabilities	50	16
Total liabilities	4,375	3,780

Commitments and Contingencies
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 141,900,459 shares issued and outstanding at December 31, 2019 and 123,015,301 shares issued and 122,933,845 shares outstanding at December 31, 2018	1	1
Capital in excess of par value	1,846	1,579
Accumulated deficit	(493)	(357)
Accumulated other comprehensive loss	(606)	(540)
Total Tronox Holdings plc shareholders' equity	748	683
Noncontrolling interest	168	179
Total equity	916	862
Total liabilities and equity	$5,291	$4,642

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net (loss) income	$(97)	$30
Net income from discontinued operations, net of tax	5	-
Net (loss) income from continuing operations	$(102)	$30
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	280	195
Deferred income taxes	(9)	(21)
Share-based compensation expense	32	21
Amortization of deferred debt issuance costs and discount on debt	8	11
Loss on extinguishment of debt	3	30
Contract loss	19	-
Impairment loss	-	31
Acquired inventory step-up recognized in earnings	98	-
Other non-cash affecting net (loss) income from continuing operations	25	(9)
Changes in assets and liabilities:
Increase in accounts receivable, net	78	(11)
Decrease (increase) in inventories, net	(59)	(47)
Decrease (increase) in prepaid and other assets	(2)	4
Increase (decrease) in accounts payable and accrued liabilities	89	(51)
Net changes in income tax payables and receivables	(13)	10
Changes in other non-current assets and liabilities	(35)	(23)
Cash provided by operating activities- continuing operations	412	170

Cash Flows from Investing Activities:
Capital expenditures	(198)	(117)
Cristal Acquisition	(1,675)	-
Proceeds from sale of Ashtabula	701	-
Insurance proceeds	10	-
Proceeds from sale of business	-	6
Loans	(25)	(64)
Proceeds from sale of assets	2	1
Cash used in investing activities-continuing operations	(1,185)	(174)

Cash Flows from Financing Activities:
Repayments of long-term debt	(387)	(606)
Proceeds from long-term debt	222	615
Repurchase of common stock	(288)	-
Acquisition of noncontrolling interest	(148)	-
Call premium paid	-	(22)
Debt issuance costs	(4)	(10)
Proceeds from the exercise of options and warrants	-	6
Dividends paid	(27)	(23)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(6)
Cash used in financing activities-continuing operations	(638)	(46)

Discontinued Operations:
Cash provided by operating activities	29	-
Cash used in investing activities	(1)	-
Net cash flows provided by discontinued operations	28	-
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(23)
Net increase (decrease) in cash and cash equivalents and restricted cash	(1,385)	(73)
Cash, cash equivalents and restricted cash at beginning of period	1,696	1,769
Cash, cash equivalents and restricted cash at end of period	$311	$1,696

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TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net (loss) income (U.S. GAAP)	$(5)	$6	$(97)	$30
Income from discontinued operations, net of tax (see Note 2) (U.S. GAAP)	-	-	5	-
Net (loss) income from continuing operations (U.S. GAAP)	$(5)	$6	$(102)	$30
Interest expense	47	49	201	193
Interest income	(2)	(10)	(18)	(33)
Income tax provision (benefit)	4	29	14	13
Depreciation, depletion and amortization expense	75	50	280	195
EBITDA (non-U.S. GAAP)	119	124	375	398
Inventory step-up (a)	3		98	-
Impairment loss (b)	-	-	-	31
Contract Loss (c)	-	-	19	-
Share based compensation (d)	8	5	32	21
Transaction costs (e)	3	7	32	66
Restructuring (f)	9	-	22	-
Integration costs (g)	8	-	16	-
Loss on extinguishment of debt (h)	1	-	3	30
Foreign currency remeasurement (i)	(1)	(6)	(6)	(28)
Pension settlement gain (j)	(1)	-	(1)	(3)
Charge for capital gains tax payment to Exxaro (k)	(2)	-	4	-
Reversal of accrual related to tax settlements(l)	-	(11)	-	(11)
Other items (m)	9	1	21	9
Adjusted EBITDA (non-U.S. GAAP)	$156	$120	$615	$513

(a)	Represents a pre-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)
Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the  Consolidated Statements of Operations.

(c)	Represents a pre-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in "Contract loss" in our Consolidated Statements of Operations.
(d)	Represents non-cash share-based compensation.
(e)	Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the Consolidated Statements of Operations.
(f)	Represents amounts for employee-related costs, including severance .
(g)
Represents integration costs associated with the Cristal Integration after the acquisition which were recorded in “Selling, general and administrative expenses” in the Consolidated Statements of Operations.

(h)
2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver and a voluntary prepayment made on the Term Loan Facility. 2018 amounts represent debt extinguishment costs associated with the issuance of our 2026 Senior Notes and redemption of our Senior Notes due 2022.

(i)
Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other income (expense), net” in the Consolidated Statements of Operations. Prior to the first quarter of 2019, realized gains and losses associated with third party receivables and liabilities had been included in Adjusted EBITDA. Commencing with 2019, we are now excluding these amounts from Adjusted EBITDA and prior period amounts have been revised for comparability purposes. The exclusion of all of the realized and unrealized gains and losses is consistent with the reporting of Adjusted EBITDA we make to our lenders.

(j)	2019 amount represents settlement gain related to the U.S. Pension Plan. 2018 amount represents settlement gain related to former U.S. postretirement medical plan.
(k)
Represents the payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holdings plc included in and “Other income (expense), net” in the Consolidated Statements of Operations.

(l)	Represents the reversal of an accrual as a result of a tax settlement.
(m)
Includes noncash pension and postretirement costs, accretion expense, severance expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and "Other income (expense), net" in the Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles Cash provided by operating activities, to free cash flow for the three months ended December 31, 2019:

Consolidated
Cash provided by operating activities, continuing operations	$412
Capital expenditures	(198)
Free cash flow (non-U.S. GAAP)	$214

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TRONOX HOLDINGS PLC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Pro forma amounts		Pro forma amounts
	Three months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$693	$728	$3,008	$3,339
Cost of goods sold	542	480	2,364	2,519
Gross profit	151	248	644	820
Selling, general, and administrative expenses	92	125	354	354
Restructuring	9	1	22	1
Impairment loss	-	-	-	31
Income from operations	50	122	268	434
Interest expense	(47)	(54)	(207)	(211)
Interest income	2	4	12	13
Loss on extinguishment of debt	(1)	-	(3)	(30)
Other (expense) income, net	1	24	2	33
Income from continuing operations before income taxes	5	96	72	239
Income tax (provision) benefit	(4)	(34)	(31)	(36)
Net income from continuing operations	1	62	41	203
Net income attributable to noncontrolling interest	5	5	23	37
Net income from continuing operations attributable to Tronox Holdings plc	$(4)	$57	$18	$166

Net income from continuing operations per share, diluted	$(0.03)	$0.35	$0.12	$1.02

Weighted average shares outstanding, diluted (in thousands)	141,923	162,714	151,153	162,859

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Pro forma amounts		Pro forma amounts
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$(4)	$57	$18	$166

Inventory step-up	$-	$-	$-	$91
Impairment loss	-	-	-	31
Restructuring	8	-	21	-
Integration costs	8	-	16	-
Tax valuation allowance reversal	-	-	-	(48)
Loss on extinguishment of debt	1	-	3	30
Share-based compensation modification	-	-	-	(6)
Settlement gain	(1)	-	(1)	(3)
Charge for capital gains tax payment to Exxaro	(2)	-	4	-
Reversal of accrual related to tax settlement	-	(11)	-	(11)
Income tax settlement for prior years	-	11	-	11
Income tax expense - deferred tax assets	-	6	-	6
Adjusted net income from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$10	$63	$61	$267

Diluted net income per share from continuing operations (U.S. GAAP)	$(0.03)	$0.35	$0.12	$1.02

Inventory step-up, per share	-	-	-	0.56
Impairment loss, per share	-	-	-	0.19
Restructuring, per share	0.06	-	0.13	-
Integration costs, per share	0.06	-	0.10	-
Tax valuation allowance reversal, per share	-	-	-	(0.29)
Loss on extinguishment of debt, per share	0.01	-	0.02	0.18
Share-based compensation modification, per share	-	-	-	(0.04)
Settlement gain	(0.01)	-	(0.01)	(0.02)
Charge for capital gains tax payment to Exxaro, per share	(0.02)	-	0.03	-
Reversal of accrual related to tax settlement, per share	-	(0.07)	-	(0.07)
Income tax settlement for prior years, per share	-	0.07	-	0.07
Income tax expense - deferred tax assets, per share	-	0.04	-	0.04
Diluted adjusted net income from continuing operations per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.07	$0.39	$0.39	$1.64

Weighted average shares outstanding, diluted (in thousands)	143,124	162,714	151,153	162,859

(1) Only the restructuring for the three months and year ended 2019 and inventory step-up for the year ended 2018 have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisictions with full valuation allowances.

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Pro forma amounts		Pro forma amounts
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income (loss) from continuing operations (U.S. GAAP)	$1	$62	$41	$203
Interest expense	47	54	207	211
Interest income	(2)	(4)	(12)	(13)
Income tax provision	4	34	31	36
Depreciation, depletion and amortization expense	75	81	323	334
EBITDA (non-U.S. GAAP)	125	227	590	771
Inventory step-up	-	-	-	98
Impairment loss	-	-	-	31
Share based compensation	8	5	32	21
Restructuring	9	-	22	-
Integration costs	8	-	16	-
Loss on extinguishment of debt	1	-	3	30
Foreign currency remeasurement	(1)	(3)	(6)	(21)
Settlement gain	(1)	-	(1)	(3)
Charge for capital gains tax payment to Exxaro	(2)	-	4	-
Reversal of accrual related tax	-	(11)		(11)
Other items	9	(2)	21	6
Adjusted EBITDA (non-U.S. GAAP)	$156	$216	$681	$922

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